DISTRIBUTION AGREEMENT


Stephens Inc.
111 Center Street
Little Rock, Arkansas 72201

Gentlemen:

              This is to confirm that, in consideration of the agreements hereinafter contained, the undersigned, The Capitol Mutual Funds ("Capitol Funds"), a Massachusetts business trust, has agreed that Stephens Inc. (the "Distributor") shall be, for the period of this Agreement, the exclusive distributor of the units of beneficial interest in all classes of shares ("Shares") of the investment portfolios of Capitol Funds listed on Schedule I (individually, a "Fund" and collectively the "Funds"). Absent written notification to the contrary by either Capitol Funds or the Distributor, each new investment portfolio of Capitol Funds established in the future shall automatically become a "Fund" for all purposes hereunder and shares of each new class established in the future shall automatically become "Shares" for all purposes hereunder as if set forth on Schedule I.

      1.      Services as Distributor.
              -----------------------

              1.1 The Distributor will act as agent for the distribution of Shares in accordance with the instructions of Capitol Funds' Board of Trustees and Capitol Funds' registration statement and prospectus then in effect under the Securities Act of 1933, as amended, and will transmit promptly any orders received by it for the purchase or redemption of Shares to Capitol Funds or its transfer agent.

              1.2 The Distributor agrees to use appropriate efforts to solicit orders for the sale of Shares and will undertake such advertising and promotion as it believes appropriate in connection with such solicitation. Capitol Funds understands that the Distributor is and may in the future be the distributor of shares of other investment company portfolios ("Portfolios") including Portfolios having investment objectives similar to those of the Funds. Capitol Funds further understands that existing and future investors in the Funds may invest in shares of such other Portfolios. Capitol Funds agrees that the Distributor's duties to such Portfolios shall not be deemed in conflict with its duties to Capitol Funds under this paragraph 1.2.

              1.3 The Distributor shall, at its own expense, finance such activities as it deems reasonable and which are primarily intended to result in the sale of Shares, including, but not limited to, advertising, compensation of underwriters, dealers and sales personnel, the printing and mailing of prospectuses to other than current shareholders, and the printing and mailing of sales literature. The Distributor shall be responsible for reviewing and providing advice and counsel on all sales literature (e.g., advertisements, brochures and shareholder communications) with respect to each of the Funds. In addition, the Distributor will provide one or more persons, during normal business hours, to respond to telephone questions with respect to the Funds.

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              1.4 All activities by the Distributor and its agents and employees as distributor of Shares shall comply with all applicable laws, rules and regulations, including, without limitation, all rules and regulations made or adopted pursuant to the Investment Company Act of 1940 ("1940 Act") by the Securities and Exchange Commission (the "SEC") or any securities association registered under the Securities Exchange Act of 1934.

              1.5 Whenever in their judgment such action is warranted by unusual market, economic or political conditions, or by other circumstances of any kind, Capitol Funds' officers may decline to accept any orders for, or make any sales of Shares until such time as those officers deem it advisable to accept such orders and to make such sales.

              1.6 Capitol Funds agrees at its own expense to execute any and all documents and to furnish any and all information and otherwise to take all actions that may be reasonably necessary in connection with the registration or qualification of Shares for sale in such states as the Distributor may designate to Capitol Funds and Capitol Funds may approve, and Capitol Funds shall pay all fees and other expenses incurred in connection with such registration or qualification.

              1.7 Capitol Funds shall furnish from time to time, for use in connection with the sale of Shares, such information with respect to the Funds and Shares as the Distributor may reasonably request; and Capitol Funds warrants that the statements contained in any such information shall fairly show or represent what they purport to show or represent. Capitol Funds shall also furnish the Distributor upon request with: (a) audited annual and unaudited semi-annual statements of Capitol Funds' books and accounts with respect to each Fund, and, (b) from time to time such additional information regarding the Funds' financial condition as the Distributor may reasonably request.


              1.8 The Distributor may be compensated or reimbursed for all or a portion of the expenses described above to the extent permitted by a distribution plan adopted by Capitol Funds on behalf of a Fund pursuant to Rule 12b-1 under the 1940 Act. No provision of this Agreement shall be deemed to prohibit any payments by a Fund to the Distributor or by a Fund or the Distributor to investment dealers, banks or other financial institutions through whom shares of the Fund are sold where such payments are made under a distribution plan adopted by Capitol Funds on behalf of such Fund pursuant to Rule 12b-1 under the 1940 Act. In addition, Capitol Funds shall pay to the Distributor the proceeds from any contingent deferred sales charge imposed on the redemption of the shares as specified in the Fund's Registration Statement.

              1.9 The Distributor will execute and deliver agreements with broker/dealers, financial institutions and other industry professionals based on the forms attached hereto or based on the additional forms of agreement approved from time to time by Capitol Funds' Board of Trustees with respect to the various classes of shares of the Funds, including but not limited to forms of sales support agreements and shareholder servicing agreements approved in connection with a distribution and/or servicing plan approved in accordance with Rule 12b-1 under the 1940 Act.
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      2.      Representations; Indemnification.
              --------------------------------

              2.1 Capitol Funds represents to the Distributor that all registration statements and prospectuses filed by Capitol Funds with the SEC under the Securities Act of 1933, as amended ("Act"), with respect to Shares have been prepared in conformity with the requirements of said Act and rules and regulations of the SEC thereunder. As used in this Agreement, the terms "registration statement" and "prospectus" shall mean any registration statement and then current prospectus (together with any related then current statement of additional information) filed with the SEC with respect to Shares, and any amendments and supplements thereto which at any time shall have been filed therewith. Capitol Funds represents and warrants to the Distributor that any registration statement and prospectus, when such registration statement becomes effective, will contain all statements required to be stated therein in conformity with said Act and the rules and regulations of the SEC; that all statements of fact contained in any such registration statement and prospectus will be true and correct when such registration statement and prospectus become effective; and that neither any registration statement nor any prospectus when any registration statement becomes effective will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of Shares. Capitol Funds may, but shall not be obligated to, propose from time to time such amendment or amendments to any registration statement and such supplement or supplements to any prospectus which in light of future developments, may, in the opinion of Capitol Funds' counsel, be necessary or advisable. Capitol Funds shall promptly notify the Distributor of any advice given to it by Capitol Funds' counsel regarding the necessity or advisability so to amend or supplement such registration statement or prospectus. If Capitol Funds shall not propose such amendment or amendments and/or supplement or supplements within fifteen days after receipt by Capitol Funds of a written request from the Distributor to do so, the Distributor may, at its option, terminate this Agreement. Capitol Funds shall not file any amendment to any registration statement or supplement to any prospectus without giving the Distributor reasonable notice thereof in advance; provided, however, that nothing contained in this Agreement shall in any way limit Capitol Funds' right to file at any time such amendments to any registration statement and/or supplements to any prospectus, of whatever character, as Capitol Funds may deem advisable, such right being in all respects absolute and unconditional.

              2.2 Capitol Funds authorizes the Distributor and dealers to use any prospectus in the form furnished from time to time in connection with the sale of Shares and represented by Capitol Funds as being the then current form of prospectus. Capitol Funds agrees to indemnify, defend and hold the Distributor, its several officers and directors, and any person who controls the Distributor within the meaning of Section 15 of the Act free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Distributor, its officers and directors, or any such controlling person, may incur under the Act or under common law or otherwise, arising out of or based upon any untrue statement, or alleged untrue statement, of a material fact contained in any registration statement or any prospectus or arising out of or based upon any omission, or alleged omission, to state a material fact required to be stated in any registration statement or prospectus or necessary to make any statement in such documents not misleading; provided, however, that Capitol Funds' agreement to indemnify the Distributor, its officers or directors, and any such controlling person shall not be deemed to cover any claims, demands, liabilities or expenses arising out of any untrue statement or alleged untrue statement or omission or alleged omission made in any registration statement or prospectus or in any financial or other statements, in reliance upon and in conformity with, any information furnished to Capitol Funds by the Distributor or any affiliate thereof and used in the preparation thereof; and further provided that Capitol Funds' agreement to indemnify the Distributor and Capitol Funds' representations and warranties herein set forth shall not be deemed to cover any liability to Capitol Funds or its shareholders to which the Distributor would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of the Distributor's reckless disregard of its obligations and duties under this Agreement. Capitol Funds' agreement to indemnify the Distributor, its officers and directors, and any such controlling person, as aforesaid, is expressly conditioned upon Capitol Funds' being notified of any action brought against the Distributor, its officers or directors, or any such controlling person, such notification to be given by letter or by telegram addressed to Capitol Funds at its principal office and sent to Capitol Funds by the person against whom such action is brought, within a reasonable period of time after the summons or other first legal process shall have been served. The failure to so notify Capitol Funds of any such action shall not relieve Capitol Funds from any liability which Capitol Funds may have to the person against whom such action is brought by reason of any such untrue, or allegedly untrue, statement or omission, or alleged omission, otherwise than on account of Capitol Funds' indemnity agreement contained in this paragraph
2.2. Capitol Funds will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but, in such case, such defense shall be conducted by counsel of good standing chosen by Capitol Funds and approved by the Distributor, which approval shall not unreasonably be withheld. In the event Capitol Funds elects to assume the defense of any such suit and retain counsel of good standing approved by the Distributor, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case Capitol Funds does not elect to assume the defense of any such suit, or in case the Distributor reasonably does not approve of counsel chosen by Capitol Funds, Capitol Funds will reimburse the Distributor, its officers and directors, or the controlling person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by the Distributor or them. Capitol Funds' indemnification agreement contained in this paragraph 2.2 and Capitol Funds' representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Distributor, its officers and directors, or any controlling person, and shall survive the delivery of any Shares. This agreement of indemnity will inure exclusively to the Distributor's benefit, to the benefit of its several officers and directors, and their respective estates, and to the benefit of the controlling persons and their successors. Capitol Funds agrees promptly to notify the Distributor of the commencement of any litigation or proceedings against Capitol Funds or any of its officers or trustees in connection with the issue and sale of any Shares.

              2.3 The Distributor agrees to indemnify, defend and hold Capitol Funds, its several officers and trustees, and any person who controls Capitol Funds within the meaning of Section 15 of the Act free and harmless from and against any and all claims, demands, liabilities and expenses (including the costs of investigation or defending such claims, demands or liabilities and any

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

counsel fees incurred in connection therewith) which Capitol Funds, its officers or trustees or any such controlling person, may incur under the Act or under common law or otherwise, but only to the extent that such liability or expense incurred by Capitol Funds, its officers or trustees, or such controlling person resulting from such claims or demands, shall arise out of or be based upon any untrue, or alleged untrue, statement of a material fact contained in information furnished by the Distributor or any affiliate thereof to Capitol Funds or its counsel and used in Capitol Funds' registration statement or corresponding statements made in the prospectus, or shall arise out of or be based upon any omission, or alleged omission, to state a material fact in connection with such information furnished by the Distributor or any affiliate thereof to Capitol Funds or its counsel required to be stated in such answers or necessary to make such information not misleading. The Distributor's agreement to indemnify Capitol Funds, its officers and trustees, and any such controlling person, as aforesaid, is expressly conditioned upon the Distributor's being notified of any action brought against Capitol Funds, its officers or trustees, or any such controlling person, such notification to be given by letter or telegram addressed to the Distributor at its principal office in Little Rock, Arkansas and sent to the Distributor by the person against whom such action is brought, within a reasonable period of time after the summons or other first legal process shall have been served. The Distributor shall have the right to control the defense of such action, with counsel of its own choosing, satisfactory to Capitol Funds, if such action is based solely upon such alleged misstatement or omission on the Distributor's part or any affiliate thereof, and in any other event Capitol Funds, its officers or trustees or such controlling person shall each have the right to participate in the defense or preparation of the defense of any such action. The failure so to notify the Distributor of any such action shall not relieve the Distributor or any affiliate thereof from any liability which the Distributor or any affiliate thereof may have to Capitol Funds, its officers or trustees, or to such controlling person by reason of any such untrue or alleged untrue statement, or omission or alleged omission, otherwise than on account of the Distributor's indemnity agreement contained in this paragraph 2.3.

              2.4 No Shares shall be offered by either the Distributor or Capitol Funds under any of the provisions of this Agreement and no orders for the purchase or sale of Shares hereunder shall be accepted by Capitol Funds if and so long as the effectiveness of the registration statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the Act, or if and so long as a current prospectus, as required by Section 10(b) of said Act, as amended, is not on file with the SEC; provided, however, that nothing contained in this paragraph 2.4 shall in any way restrict or have any application to or bearing upon Capitol Funds' obligation to repurchase Shares from any shareholder in accordance with the provisions of Capitol Funds' prospectus or Declaration of Trust.

              2.5 Capitol Funds agrees to advise the Distributor as soon as reasonably practical:

                    (a) of any request by the SEC for amendments to the registration statement or prospectus then in effect;

                    (b) of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or prospectus then in effect or of the initiation of any proceeding for that purpose;

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

                    (c) of the happening of any event that makes untrue any statement of a material fact made in the registration statement or prospectus then in effect or which requires the making of a change in such registration statement or prospectus in order to make the statements therein not misleading;

                    (d) of all actions of the SEC with respect to any amendment to any registration statement or prospectus which may from time to time be filed with the SEC; and

                    (e) if a current prospectus is not on file with the SEC.

              For purposes of this section, informal requests by or acts of the Staff of the SEC shall not be deemed actions of or requests by the SEC.

      3.      Confidentiality.
              ---------------

              The Distributor agrees on behalf of itself and its employees to treat confidentially and as proprietary information of Capitol Funds, all records and other information relative to the Funds and/or Capitol Funds and its prior, present or potential shareholders, and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by Capitol Funds, which approval shall not be unreasonably withheld and may not be withheld where the Distributor may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by Capitol Funds.

      4.      Limitations of Liability.
              ------------------------

              4.1 Except as provided in paragraph 2.3, the Distributor shall not be liable for any error of judgment or mistake or law or for any loss suffered by Capitol Funds or any Fund in connection with matters to which this agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard of its obligations and duties under this agreement.

              4.2 The names "The Capitol Mutual Funds" and "Trustees of The Capitol Mutual Funds" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under an Agreement and Declaration of Trust dated January 22, 1990, which is hereby referred to and a copy of which is on file at the office of the State Secretary of the Commonwealth of Massachusetts and at the principal office of Capitol Funds. The obligations of "The Capitol Mutual Funds" entered into, in the name or on behalf thereof, by any of Capitol Funds' representatives or agents are made not individually, but in such capacities, and are not binding upon any of Capitol Funds' Shareholders, or representatives of Capitol Funds personally, but bind only Capitol Funds Property, and all persons dealing with any class of Shares of Capitol Funds Property, and all persons dealing with any class of Shares of Capitol Funds must look solely to Capitol Funds Property belonging to such class for the enforcement of any claims against Capitol Funds.

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      5.      Term.
              ----

              This agreement shall become effective on the date of its execution and, unless sooner terminated as provided herein, shall continue thereafter with respect to each Fund for successive annual periods, provided such continuance is specifically approved at least annually by (i) Capitol Funds' Board of Trustees or (ii) by a vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of the Fund, provided that in either event the continuance is also approved by the majority of Capitol Funds' Trustees who are not parties to this agreement or interested persons (as defined in the 1940 Act) of any such party, by vote cast in person at a meeting called for the purpose of voting on such approval. This agreement is not assignable and is terminable with respect to a Fund, without penalty, on not less than sixty days' notice, by Capitol Funds' Board of Trustees, by vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of such Fund, or by the Distributor. This agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act).

      6.      Miscellaneous.
              -------------

              6.1 No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which an enforcement of the change, waiver, discharge or termination is sought.

              6.2 This agreement shall be governed by the laws of the State of Arkansas.

              Please confirm that the foregoing is in accordance with your understanding by indicating your acceptance hereof at the place indicated below, whereupon it shall become a binding agreement between us.

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                                           Yours very truly,

                                           THE CAPITOL MUTUAL FUNDS


                                           By:   /s/ A. Max Walker
                                                 ------------------------------
                                                 Name:  A. Max Walker
                                                 Title: President and Chairman
                                                        of the Board

Accepted:

STEPHENS INC.



By:   /s/ R. Greg Feltus
      ------------------
      Name:  R. Greg Feltus
      Title: Senior Vice President

Dated as of : May 1, 1994

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                                   SCHEDULE I


                                  Cash Reserves
                              Money Market Reserves
                                Treasury Reserves
                               Government Reserves
                               Municipal Reserves
                     Nations California Tax Exempt Reserves
                          Nations Asset Allocation Fund
                           Nations Capital Income Fund
                     Nations California Municipal Bond Fund
                         Nations Intermediate Bond Fund
                             Nations Blue Chip Fund
                      Nations Marsico Focused Equities Fund
                      Nations Marsico Growth & Income Fund
                        Nations International Equity Fund
                        Nations International Value Fund
                          Nations Emerging Markets Fund

Dated:  May 1, 1994
Last Amended:  August 19, 1999


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